EX-35.2
(logo) WELLS FARGO

Corporate Trust Services
MAC N2702-011
9062 Old Annapolis Road
Columbia, MD 21045
410 884-2000
410 715-2380 Fax

Wells Fargo Bank, N.A.


Ace Securities Corporation
6525 Morrison Boulevard
Suite 318
Charlotte, NC 28211

RE: Annual Statement as to Compliance

The undersigned, a duly authorized officer of Wells Fargo Bank, N.A. ("Wells Fargo"), hereby certifies as follows for the calendar year 2008:

(a) a review of Wells Fargo's activities as Master Servicer and/or Securities Administrator under the servicing agreement(s) listed on Schedule A hereto (the "Servicing Agreement(s)") has been made under my supervision; and

(b) to the best of my knowledge, based on such review Wells Fargo has fulfilled all of its obligations under the Servicing Agreement(s) in all material respects throughout the reporting period.


February 24, 2009

/s/ Kristen Ann Cronin

KRISTEN ANN CRONIN
Vice President


(page)


(logo) WELLS FARGO

Corporate Trust Services
MAC N2702-011
9062 Old Annapolis Road
Columbia, MD 21045
410 884-2000
410 715-2380 Fax

Wells Fargo Bank, N.A.


To: Ace Securities Corporation

Schedule A

List of Servicing Agreement(s) and Series

1 Sale and Servicing Agreement for PHH Mortgage Trust, Series 2008-CIM1
  Mortgage-Backed Notes, Series 2008-CIM1, Wells Fargo Bank, N.A. as Master Servicer and Securities Administrator, as applicable.